UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2011

MERCER GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52660	20-1769847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1620-200 Burrard Street, Vancouver,		V6C3L6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604 681 3130

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 26, 2011, Devinder Randhawa was appointed Chairman and a director of our company. Also effective January 26, 2011, Edward Flood resigned as a director of our company and was appointed as a member of our advisory board.

Mr. Flood's resignation was not due to any disagreement with our company.

Our board of directors now consists of Rahim Jivraj (President and CEO), William D. Thomas (Secretary, Treasurer and CFO), Keith Laskowski, James M. Stonehouse (Vice President, Exploration) and Devinder Randhawa.

There are no family relationships among our directors or executive officers. There have been no transactions between our company and Mr. Radhawa since our company’s last fiscal year which would be required to be reported herein.

Devinder Randhawa – Director

Dev Randhawa is an experienced senior manager with broad international experience in developing resource, mining exploration and energy companies.

Since 2007, Mr. Randhawa has remained the Chairman and CEO of Fission Energy Corp. which has focused on the uranium exploration in Saskatchewan. Mr. Randhawa founded Strathmore Minerals Corp. in 1996 and remained CEO until September 2008. Fission Energy Corp. was spun out of Strathmore Minerals Corp. in 2007. In 2006, Mr. Randhawa founded and was Chairman and CEO of Pacific Asia China Energy Inc., which was sold to Green Dragon Gas wholly owned subsidiary, Greka China Ltd. for 35.18 million in 2008.

Mr. Randhawa also founded and is currently the President of RD Capital Inc., a privately held consulting firm providing venture capital and corporate finance services to emerging companies in the resources and non-resource sectors both in Canada and the US. Prior to founding RD Capital Inc., Mr. Randhawa was in the brokerage industry for 6 years as an investment advisor and corporate finance analyst.

Mr. Randhawa received a Bachelors Degree in Business Administration with Honors from Trinity Western College of Langley, British Columbia in 1983 and received his Masters in Business Administration from the University of British Columbia in 1985.

Item 7.01 Regulation FD Disclosure

On January 27, 2011, we issued a news release announcing the appointment of Devinder Randhawa as Chairman and as a director of our company and the resignation of Edward Flood as a director and his appointment to our advisory board.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated January 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER GOLD CORPORATION

/s/ Rahim Jivraj
Rahim Jivraj
Chief Executive Officer

January 27, 2011